Exhibit 10.35

2018 version

China Merchants Bank Co., Ltd.

Shanghai Branch

Credit Agreement

(Applicable to the case where no loan contract is separately signed for the working capital loan)

Credit Agreement

(Applicable to the case where no loan contract is separately signed for the working capital loan)

No.: 9602190301

Creditor: China Merchants Bank Co., Ltd. Shanghai Tianyaoqiao Sub-branch (hereinafter referred to as “Party A”)

Main responsible person: Zhu Haoping

Credit Applicant: Shanghai ECMOHO Health Biotechnology Co., Ltd. (hereinafter referred to as “Party B”)

Legal representative / main responsible person: Wang Ying

Upon application by Party B, Party A agrees that it will provide credit to Party B for use by Party B. Party A and Party B have reached the Agreement in accordance with the relevant laws with respect to the following articles after mutual negotiation.

Article 1 Credit line

1.1 Party A provides the amount in an currency equal to RMB 15 million(including other market equivalents, with the exchange rate converted according to the foreign exchange rate announced by Party A when the specific business actually occurs, including the circulating credit line and/or one-time line).

The category of credit business under the credit line includes but is not limited to, loan/order loan, trade financing, bill discounting, commercial bill acceptance, commercial acceptance bill security, international/domestic guarantee, customs tax payment guarantee, corporate account overdraft, derivative transaction, and gold lease and other one or more credit business.

The circulating line refers to the maximum amount of the sum of the principal balances of one or more of the credit business mentioned in the preceding article that Party A provides to Party B during the credit period.

The one-time credit line refers that the cumulative amount of various credit businesses mentioned in the preceding article provided by Party A during the credit period shall not exceed the amount of one-time credit line stipulated in the Agreement. Party B shall not re-use the one-time credit line; the corresponding amount of the multiple credit services applied by Party B shall occupy the one-time credit line until they completely occupy the line accumulatively.

“Trade financing” includes but is not limited to international/domestic letters of credit, import bill advance, delivery guarantees, import collection and bills, packaged loans, export negotiation, export negotiations, export collection bills, import/export remittance financing, credit insurance financing, factoring, bill payment and other business varieties.

1.2 If Party A handles the import factoring and domestic buyer factoring business with Party B as the payer, Party A’s account receivables accepted from Party B in this business shall occupy the above credit line; if Party B applies to Party A for handling the domestic seller’s factoring or export factoring business, the basic acquisition amount (basic acquisition amount) provided by Party A to Party B with its own funds or other funds of legal source in this business occupies the above credit line.

1.3 Party A, according to the needs of its internal procedures, entrusts other branches of China Merchants Bank to open the letter of credit to the beneficiary after opening the Letter of Credit. The opening of certificate and the documentary bills and delivery guarantee business occurring thereunder occupy the above credit line;

When opening the import license business, if the import bill is actually incurred after the same letter of credit, the opening license for import and the import bill advance will occupy the same amount at different stages. That is to say, when the import bill advance business occurs, the amount recovered after the letter of credit is used for overseas payment is used to handle the import bill advance, which is regarded as the same amount of occupying the original opening license for import.

1.4 The credit line does not include the portion of the credit amount corresponding to the margin or pledge guarantee of deposit receipt provided by Party B or third party under the Agreement for a single specific business, the same as below.

1.5 Where the specific business under (fill out the text name of the Agreement) with No. / signed by and between Party A (or Party A’s affiliated institutions) or / and Party B have an unliquidated balance, it will be automatically included in the Agreement, and directly occupy the credit line under the Agreement.

Article 2 Credit period

The credit period is 12 months, from March 18, 2019 to March 17, 2020. Party B shall submit an application for use of credit to Party A during the period, and Party A shall not accept the application for use of credit submitted by Party B beyond the due date of the credit period, unless otherwise provided in the Agreement.

Article 3 Use of credit lines

3.1 Type and scope of line

The type of credit line under the Agreement (circulating line or one-time line) and the applicable types of credit service, the amount of credit line corresponding to each type of credit service, whether the various types of credit service are adjustable, and the specific conditions of use are subject to the approval of Party A. If Party A makes adjustments to Party A’s the original approval opinions according to the application of Party B during the credit period, the subsequent approval opinions issued by Party A constitute supplements and changes to the original approval opinions, and so on.

3.2 The specific business agreement (whether a single agreement/application or a framework agreement) signed by Party A and Party B with respect to various specific businesses under the credit constitutes an integral part of the Agreement and jointly agree the arrangement for rights and obligation involved in the specific business.

Party B shall apply for the sum under the credit line one by one and submit the materials requested by Party A, which shall be examined and approved one by one. Party A has the right to comprehensively consider whether to agree in combination with the internal management requirements and the operation of Party B, and has the right to unilaterally refuse Party B’s application for use without bearing any form of legal responsibility for Party B. In the event of any inconsistency between this article and other articles, the agreement in this article shall prevail.

The business elements such as the specific amount, term, interest rate, fee and use of each loan or other credit are determined by the specific business agreement, the relevant business documents confirmed by Party A, and the business records of Party A’s system.

3.3 If Party B applies for a working capital loan within the credit line, Party A and Party B need not separately sign the Loan Contract. When Party B applies for the payment, it shall submit the withdrawal application, the loan note and the information submitted by Party B according to the different requirements of self-payment and entrusted payment (the application, loan note, etc. may be affixed with Party B’s seal in Party A or other ways approved by Party A). Party A shall approve the application one by one. The actual release amount, the period of termination, the purpose, and the interest rate and other matters of each withdrawal shall be subject to the loan note and the business records of Party A’s system. The loan note and the contents not stated in Party A’s system are still subject to the Agreement.

The withdrawal application, loan note and business records of Party A’s system constitute an integral part of the Agreement.

3.4 Each loan or other credit within the credit line shall be determined according to the business needs of Party B and the business management regulations of Party A. The due date of specific business may be later than the due date of the credit period (except as otherwise requested by Party A).

☐ 3.5 During the credit period, Party A shall have the right to conduct an assessment of Party B’s operation and financial status on a regular basis each year, and adjust the credit line available to Party B in conjunction with the assessment (if it is subject to this article, you can choose ✓ in ☐).

Article 4 Provisions on loan interest rate of working capital

4.1 The interest rate of any loan under the Agreement shall be defined by Party B in the corresponding withdrawal application and determined upon examined and approved by Party A. If it is inconsistent with the loan note, the loan note shall prevail.

4.2 Party A has the right to adjust the floating proportion and/or basic point of working capital loans regularly or irregularly in accordance with changes in relevant national policies, changes in domestic credit market prices or changes in Party A’s own credit policies. Once Party A decides to adjust, it shall notify Party B in advance. The adjustments shall take effect after Party A notifies Party B. The relevant loans newly drawn by Party B and the specific floating proportions and/or basic points of the outstanding loans before the notice takes effect are not determined in accordance with Party A’s notice.

In the event of any conflict or inconsistency between the article and any other agreements of the Agreement, the article shall prevail.

4.3 If Party B fails to use the loan as agreed, the part that is not used according to the agreed purpose shall be subject to 100% interest-bearing on the basis of the original interest rate from the date of change of use. The original interest rate is the interest rate applicable before the loan is changed.

If Party B fails to repay the loan on time, its outstanding portion shall be subject to 50% interest-bearing on the basis of the original interest rate from the date of (overdue loan interest rate). The original interest rate refers to the interest rate applicable before the loan maturity date (including the date of acceleration of maturity) (if the interest rate is the floating interest rate, it will be the last floating period before the loan maturity date (including the date of acceleration of maturity).

If the loan is overdue at the same time and is not used as the agreed use, the interest will be calculated at the higher one as stated above.

4.4 During the loan period, if the People’s Bank of China adjusts the loan interest rate, it will be implemented in accordance with the relevant regulations of the People’s Bank of China.

4.5 Loan interest shall be calculated based on the actual loan amount and the actual number of days occupied from the date of the loan into Party B’s account. Each interest shall be calculated once, and the interest-bearing date shall be the 20th day of the last month of each quarter. The conversion of the daily interest rate is carried out in accordance with the relevant regulations of the People’s Bank of China or international practices.

If the loan maturity date is a holiday or festival, the loan is automatically extended to the first working day after the holiday or festival, and the interest is calculated according to the actual number of days of loan funds.

4.6 Party B shall pay interest on the date of each interest-bearing day, and Party A may directly deduct the money from Party B’s any account in China Merchants Bank. If Party B fails to pay interest on time, it shall calculate the interest rate for the payable but unpaid interest at the overdue loan interest rate stipulated in the article.

Article 5 Guarantee Clause

5.1 All debts owed by Party B to Party A under the Agreement shall be jointly and severally guaranteed by Wang Ying, Zeng Qingchun and Shanghai Tong Gou Information Technology Co., Ltd., which shall issue a separate Letter of Guarantee to Party A. And/or

5.2 All debts owed by Party B to Party A under the Agreement shall be

Mortgaged (pledged) with the property that it is entitled to dispose of according to law, the Parties shall sign a separate guarantee contract.

If the Guarantor fails to sign the guarantee text and complete the guarantee procedures in accordance with the provisions of this article (including where the debtor of accounts receivable raise a plea against the accounts receivable before the pledge of the accounts receivable), Party A has the right to refuse to provide credit to Party B.

5.3 In the case that the mortgagor provides a real estate mortgage guarantee for all debts owed by Party B to Party A under the Agreement, if Party B shall immediately inform Party A if it knows that the collateral has been or may be included in the government demolition and collection plan, and urges the mortgagor to continuously provide guarantees for Party B’s debts in accordance with the mortgage contract with the compensation goods provided by the demolition party and complete the corresponding guarantee procedures in a timely manner, or take other safeguard measures approved by Party A as required by Party A.

In case the collateral has the above circumstances, if the guarantee needs to be reset or other safeguard measures are taken, the relevant expenses incurred shall be borne by the mortgagor, and Party B shall be jointly and severally liable for the expenses. Party A has the right to deduct these fees directly from Party B’s account.

Article 6 Party B’s rights and obligations

6.1 Party B has the following rights:

6.1.1 it has the right to require Party A to provide loans or other credits within the credit line in accordance with the conditions stipulated in the Agreement;

6.1.2 it has right to use the credit line as stipulated in the Agreement;

6.1.3 It has the right to require Party A to keep confidential the production, operation, property, account and other conditions provided by Party B, except as otherwise provided by laws and regulations or otherwise required by the regulatory body;

6.1.4 After obtaining the consent of Party A, it has the right to transfer the debt to a third party.

6.2 Party B shall bear the following obligations:

6.2.1 it shall truly provide documents and materials (including but not limited to providing their true financial books/statements and annual financial reports in accordance with the cycle required by Party A, major decisions on production, operation and management, and materials on change withdrawals/ use of money, information related to collateral, etc.) required by Party A, as well as all bank of deposit, account numbers and balance of deposits and loans, and cooperate with Party A’s investigation, review and inspection;

6.2.2 It shall be subject to Party A’s supervision over its use of credited funds and related production, operation and financial activities;

6.2.3 Loans and/or other credits shall be used in accordance with the Agreement and the agreed and/or promised purposes of each specific contract;

6.2.4 The principal and interest of loans, advances and other credited debts shall be repaid in full and on time in accordance with the Agreement and various specific contracts;

6.2.5 If all or part of the debts under the Agreement are transferred to a third party, it shall obtain the written consent from Party A;

6.2.6 Under the following circumstances, Party B shall immediately notify Party A and actively cooperate with Party A to implement the safeguard measures for the safe repayment of the principal and interest of loans, advances and other credited debts as well as all related expenses under the Agreement:

6.2.6.1 A major financial loss, asset loss or other financial crisis occurs;

6.2.6.2 Provide loans or guarantees to any third party, or provide the mortgage (pledge) guarantee with their own property (rights)

6.2.6.3 In the event of suspension of business, revocation or cancellation of business license, application or application for bankruptcy, dissolution, etc.;

6.2.6.4 A major crisis in the operation or finance of its controlling shareholders and other affiliates affects its normal operation;

6.2.6.5 If the related-party transaction between the controlling shareholders and other affiliates has the amount reaching more than 10% of the net assets of Party B;

6.2.6.6 Any litigation, arbitration or criminal or administrative punishment that has a material adverse effect on its business or property status;

6.2.6.7 There are other significant events that may affect their ability to pay their debts.

6.2.7 Do not succumb to the management and recourse of their due claims, or dispose of existing primary properties in a non-reimbursable and other improper manner.

6.2.8 Party B must obtain the written consent of Party A before major matters such as consolidation (merger), separation, restructuring, joint venture (cooperation), transfer of property right (equity), stock system reform, foreign investment and increase in debt financing.

6.2.9 Party B shall (tick “✓“ at ☐) in accordance with the requirements of Party A:

☒ insure the core assets and designate Party A as the first-ranked beneficiary;

☒ it may not sell or mortgage the /assets designated by Party A before the credited debts are settled;

☒ The dividends paid to its shareholders before the credited debts are settled are subject to the following restrictions as required by Party A:

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☒ Others:                                                                  /

6.2.10 In the case of dynamic pledge of accounts receivable, Party B guarantees that the credit balance at any time during the credit period is less than z% of the balance of the pledged accounts receivable; otherwise, Party B must provide new accounts receivable approved by Party A for pledge or deposit of margin until the balance of the pledged accounts receivable × / % + effective margin > credit balance.

6.2.11 Under the case of Party B providing the pledge of margin, if the balance of the margin account is insufficient to offset the amount of the specific business amount is /% due to fluctuations in exchange rate, Party B is obliged to add the margin of corresponding amount or other guarantee as required by Party A.

6.2.12 Ensure that the sales payment under the import item is returned from the designated account of Party A; under the export negotiation, Party A will transfer the notes and/or documents under the letter of credit.

Article 7 Party A’s rights and obligations

7.1 Party A has the following rights:

7.1.1 Have the right to request Party B to return the principal and interest of the loan, advance and other credited debts under the Agreement and the specific contract in full and on time;

7.1.2 Have the right to request Party B to provide information related to the use of its credit line;

7.1.3 Have the right to know the production , operation and financial activities of Party B;

7.1.4 Have the right to supervise the use of loans and/or other credits by Party B in accordance with the purposes agreed in the Agreement and the specific contracts; have the right to directly suspend or limit the Bank’s online banking function of Party B’s account (including but not limited to the restrictions such as closing the online banking, presetting the payment object list / single payment limit / staged payment limit ), limiting the sale of settlement documents, or limiting the payment and exchange function of non-counter channels such as telephone banking and mobile banking of Party B’s account as needed by the business;

7.1.5 after accepting Party B’s application for the opening of the letter of credit, have the right to entrust other branches of China Merchants Bank located at the beneficiary’s place to issue the Letter of Credit to the beneficiary according to the needs of its internal processes;

7.1.6 Have the right to directly deduct the money from the account opened by Party B at any institution of China Merchants Bank, to repay the debts owed by Party B under the Agreement and each specific contract (when the credited debts is not expressed in RMB, it has the right to directly return the credit principal and interest and expenses from the RMB accounts of Party B according to the exchange rate published by Party A at the time of deduction.

7.1.7 Have the right to transfer its claims to which Party B is entitled and has the right to notify Party B of the transfer in the manner it deems appropriate, including but not limited to fax, post, personal delivery, announcement in the public media, etc., and require Party B to repay;

7.1.8 Have the right to supervise the account of Party B and entrust other institutions of China Merchants Bank other than Party A to supervise Party B’s account, and control the payment of loan funds according to the loan use and payment scope agreed by the Parties;

7.1.9 Other rights under the Agreement.

7.2 Party A undertakes the following obligations:

7.2.1 Release the loans or other credits to Party B within the credit line in accordance with the conditions stipulated in the Agreement and each specific contract;

7.2.2 Party B’s assets, finance, production and operation shall be kept confidential, except as otherwise provided by laws and regulations and by the regulatory body.

Article 8 Party B specifically guarantees the following matters

8.1 Party B is formally established and legally existing under the laws of China. Entities with legal personality. Its procedures for registration and annual report publicity are true, legal and valid, and it have sufficient civil capacity to sign and perform the Agreement;

8.2 The signing and performance of the Agreement has been fully authorized by the Board of Directors or any other authorized institution;

8.3 The documents, materials, and vouchers provided by Party B regarding Party B, the Guarantor, the mortgagor (the pledger), and the collateral (pledge) are true, accurate, complete and valid, without any major errors or omissions that are inconsistent with the facts;

8.4 Strictly abide by the specific business agreements and the various letters and related documents issued to Party A;

8.5 There were no lawsuits, arbitrations or criminal or administrative punishment that may have significant adverse consequences for Party B or Party B’s main property at the time of signing the Agreement, and such litigation, arbitration or criminal or administrative punishment will not occur during the execution of the Agreement. If the above occur, , Party B shall immediately notify Party A;

8.6 Strictly abide by the laws and regulations of the State in business activities, carry out various business in strict accordance with the business scope stipulated by the business license of Party B or approved according to law, and go through the formalities for annual check of registration and the procedures for renewal /extension of the business period on time;

8.7 Maintain or improve the existing management level, ensure the preservation and appreciation of existing assets, do not waive any outstanding claims, and do not dispose of existing major assets by unpaid or other improper means;

8.8 Without the permission of Party A, Party B shall not pay off other long-term debts in advance, and / or / ;

Party B guarantees that the financial indicators of Party B during the period of working capital loan are not lower than the following requirements:

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8.9 At the time of signing and performing the Agreement, Party B did not have any other major events affecting the performance of Party B’s obligations under the Agreement.

8.10 Under the credit, the loan project applied for meets the requirements of laws and regulations, is not used for investment in fixed assets, equity, etc., and is not legally used for speculative buying and selling of securities, futures and real estate, is not used for mutual borrowing for illegal income; not used in areas and uses prohibited by the state for production or operation; not used for purposes other than those specified in the Agreement and the withdrawal application;

If the loan fund is paid by the Borrower’s self-payment method, Party B shall summarize and report the payment of loan fund to Party A on a regular basis (at least on a monthly basis). Party A has the right to pass account analysis, certificate inspection, on-site investigation, etc.

Way to check whether the loan payment is in accordance with the agreed purpose.

8.11 /

Article 9 Special provisions on working capital loans

9.1 Withdrawals and payments

The method of using working capital loans by Party B under the Agreement includes self-payment and entrusted payment.

9.1.1 Self payment

The self-payment is that, after Party A releases the loan funds to Party B’s account according to the withdrawal application of Party B, Party B will independently pay Party B’s counterparty in accordance with the agreed use of the Agreement.

9.1.2 Entrusted payment

The entrusted payment is that, Party A, based on Party B’s withdrawal application and payment entrustment, pays the loan funds from Party B’s account to Party B’s counterparty in accordance with the agreed use. For the loan funds using the entrusted payment method, Party B authorizes Party A to pay the loan funds to Party B’s counterparty from Party B’s account on the day of releasing the loan (or the next working day after the loan is released).

9.1.3 Party B shall use the full-amount entrusted payment method unconditionally under the following circumstances;

9.1.3.1 Party B’s single withdrawal exceeds RMB 5 million (including, or equivalent in foreign currency);

9.1.3.2 Party A requires Party B to adopt the method of entrusted payment according to regulatory requirements or for risk management and control needs.

9.1.4 If the entrusted payment is adopted, the external payment it shall be approved by Party A after the loan is released. Party B shall not evade Party A’s supervision by means of online banking, reversing the cheque, and breaking up the whole into parts.

9.2 Early repayment

9.2.1 If Party B applies for early repayment, it shall submit a written application to Party A 7 working days before the date of planned early repayment, and pay Party A the liquidated damages for early repayment. Early repayment of liquidated damages = amount of early repayment × proportion of liquidated damages (/ %). After Party A reviewed and approved Party B’s application for early repayment, Party B shall pay Party A the early repayment of liquidated damages in full within the time required by Party A; otherwise, Party A still has the right to refuse Party B’s application for early repayment. Party A is entitled to but not obliged to properly deduct and exempt the liquidated damages of Party B’s early repayment in accordance with factors such as the remaining period of the loan at the time of Party B’s early repayment.

9.2.2 Where Party B repay the loan in advance, the interest rate shall still be calculated in accordance with the Agreement, and the interest payable shall be calculated according to the actual loan term.

9.3 Loan extension

When Party B cannot repay the loan under the Agreement on time and needs to the loan extension, it shall submit a written application to Party A one month before the relevant loan expires; if Party A approves the extension upon the review, Party A and Party B shall sign the extension agreement separately. If Party A disagree on the extension, the borrowings and interest payables already occupied by Party B shall be repaid in accordance with the Agreement and the receipt for corresponding borrowings.

☐ 9.4 Special loan account (if applicable, please mark “✓” at “☐”)

The release and payment of all loan funds under the Agreement must be processed through the following accounts:

Account name: Shanghai ECMOHO Health Biotechnology Co., Ltd.

Account No.: ****

Bank of deposit: China Merchants Bank Co., Ltd. Shanghai Tianyaoqiao Sub-branch.

9.5 Monitor of Party B’s loan account

9.5.1 Party A and Party B agree to designate the following account for Party B’s fund withdrawal account:

Account name: Shanghai ECMOHO Health Biotechnology Co., Ltd.

Account No.: ****

Bank of deposit: China Merchants Bank Co., Ltd. Shanghai Tianyaoqiao Sub-branch.

9.5.2 The account monitoring requirements are listed as follows:                  /

Party A has the right to recover the loan in advance according to the withdrawal of funds from Party B. That is, when the account has funds withdrawn, the loan corresponding to the amount of the funds withdrawn will be considered as early due, and Party A has the right to deduct the funds directly from the account to repay the loan;

9.6 Party B shall provide the receipts and payments of the funds of the above account on a quarterly basis, and cooperate with Party A in monitoring the relevant accounts and funds withdrawn.

Article 10 Event of default and handling

10.1 If Party B occurs in one of the following circumstances, it shall be deemed that an event of default has occurred:

10.1.1 Where Party B fails to perform or violates the obligations set forth in the Agreement;

10.1.2 Where the statement about guarantees in the Agreement are untrue or incomplete, or Party B violates the requirements of this article and fails to make correction according to Party A’s requirements;

10.1.3 Where the loan is not withdrawn or used in accordance with the Agreement, or if the funds of funds withdrawal account fails to be used as required by Party A, or do not accept Party A’s supervision and do not make correction immediately according to Party A’s request;

10.1.4 Where Party B has a major breach of contract under a legally valid contract with other creditors and has not been successfully resolved within three months from the date of default.

The above-mentioned major breach of contract means that Party B’s creditors have the right to claim compensation amount of RMB/10,000 or more due to its default.

10.1.5 Party B’s new three board listings encountered major obstacles or suspension of listing applications; new three board market issued a warning letter, ordered corrections, restrictions on securities account transactions and other self-regulatory measures to Party B for more than three times or was given a disciplinary punishment and terminated for listing.

10.1.6 There are other situations in which Party A believes that it has damaged the legitimate rights and interests of Party A.

10.2 If the Guarantor has one of the following circumstances, Party A believes that it may affect the Guarantor’s ability to guarantee, so it requires the Guarantor to exclude the adverse impact caused by it, or requires Party B to increase or replace the guarantee condition. If the Guarantor and Party B fail to cooperate, it shall be deemed as having the default event:

10.2.1 Where any circumstance similar to that described in Article 6.2.6 of the Agreement occurs, or Party A’s consent is not obtained when the circumstances described in Article 6.2.8 occur;

10.2.2 When the irrevocable Letter of Guarantee is issued, its actual ability to assume the guarantee responsibility is concealed, or the authorization of the competent authority is not obtained;

10.2.3 Party B fails to go through the annual inspection registration procedures and the extension of the business period/extension procedures;

10.2.4 Be negligent in managing and recovering its due claims, or to dispose of existing major assets by unpaid or other improper means;

10.2.5 The Guarantor fails to perform or violates the obligations stipulated in the Letter of Guarantee/commitment issued by it.

10.3 If the mortgagor (or pledgor) has one of the following circumstances, Party A believes that the mortgage (or pledge) may not be established or the collateral (or pledge) is lack of value, which requires the mortgagor (or pledgor) to exclude the adverse effect arising therefrom, or requires Party B to increase or replace the guarantee conditions, and the mortgagor (or the pledgor) and Party B fail to cooperate, it shall be deemed that the breach of contract has occurred:

10.3.1 There is no ownership or disposition right of the collateral (or pledge), or there is a dispute over the ownership;

10.3.2 The collateral (or pledge) has been leased, seized, detained, supervised, has legal prior priority (including but not limited to priority of construction project payment), and/or the above situation have been concealed;

10.3.3 The mortgagor shall, without the prior written consent of Party A, arbitrarily transfer, lease, re-collateralize or dispose of the collateral in any other improper manner, or use the proceeds from disposal of the collateral to repay the debts owed by Party B to Party A without the written consent of Party A.;

10.3.4 The mortgagor does not properly keep, maintain and repair the collateral, as a result, the value of the collateral is obviously damaged; or the mortgagor’s behavior directly jeopardizes the collateral, resulting in a decrease in the value of the collateral; or the mortgagor does not insure the collateral at the request of Party A during the mortgage period;

10.3.5 The collateral has been or may be included in the scope of government demolition and collection, and the mortgagor fails to immediately informed Party A and fulfilled the relevant obligations as stipulated in the mortgage contract;

10.3.6 Where the mortgagor uses its mortgage real estate at China Merchants Bank to provide the residual value guarantee for the business under the Agreement, before the Party B pays off the credit under the Agreement, the mortgagor settles its personal mortgage loans in advance without the consent of Party A;

10.3.7 Where the mortgagor (or pledgor) fails to perform or violates the obligations stipulated in the guarantee contract/ letter of commitment signed by it.

10.4 When the guarantee under the Agreement includes the pledgor of the accounts receivable, the debtor of the accounts receivable has obviously deteriorated operation, transferred the property/surreptitiously withdrawn funds to avoid the debt, colluded with the pledgor of the accounts receivable to change the return path, resulting in the returns of accounts receivable does not enter the special account of returns, lose business reputation, lose or may lose the ability to perform the contract or other major events affecting its solvency, Party A has the right to request Party B to provide corresponding guarantee or provide new effective accounts receivable for pledge; if Party B fails to do so, it is deemed that an event of default has occurred.

10.5 In the event of any of the above default event, Party A shall take the following measures, separately or simultaneously:

10.5.1 Cut down the credit line under the Agreement, or stop the use of the remaining credit line;

10.5.2 Recover the principal and interest of the loan that have been issued within the credit line in advance and related expenses;

10.5.3 For the bill of exchange accepted or the Letter of Credit, Letter of Guarantee, and delivery guarantee letter opened by Party A during the credit period, Party A may request Party B to increase the deposit regardless of whether Party A has advanced the payment, or transfer the deposits of Party B’s other accounts opened at Party A to its margin account as a deposit for the settlement of Party A’s advances under the Agreement, or hand over the corresponding funds to a third party for deposit as Party A’s margin advanced for Party B.

10.5.4 For Party A’s claims of unliquidated accounts receivable transferred from Party B under factoring business, Party A has the right to require Party B to immediately fulfill the repurchase obligations and take other recovery measures in accordance with the relevant specific business agreements; Party A’s claims to Party B’s accounts receivable accepted under factoring business have the right to immediately seek recourse from Party B.

10.5.5 Party A may also directly request Party B to provide other property acceptable to Party A as a new guarantee, if Party B fails to provide new guarantee as required, Party B shall bear the liquidated damages equivalent to __% of the credit line under the Agreement.

10.5.6 directly freeze/deduct the deposits of any settlement account and/or other accounts opened by Party B at China Merchants Bank;

10.5.7 For the working capital loan under the credit line, change the entrusted payment conditions for loan fund, and cancel the use of the loan by Party B in a “self-paying” manner;

10.5.8 Seek recourse in accordance with the Agreement.

10.6 For the funds requisitioned by Party A, the repayment shall be made in the order from the last to the first in accordance with the actual maturity date of each credit. The specific order of repayment of each credit shall be settled in the order of expenses, liquidated damages, compound interest, penalty interest, interest, and principal of credit, until all principal and interest as well as all related expenses are paid off.

Party A has the right to unilaterally adjust the above repayment order, unless otherwise required by laws and regulations.

Article 11 Alteration and dissolution of the Agreement

The Agreement may be changed and dissolved by Party A with written agreement through mutual consultation. The Agreement is still valid until a written agreement is reached. Neither party may unilaterally change, modify or revoke the Agreement without authorization.

Article 12 Miscellaneous

12.1 During the period when the Agreement come into force, Party A shall not injure, influence or limit Party A’s relevant laws in accordance with any tolerance, grace or delay in the execution of Party B’s rights or rights in Party B’s breach of contract or delay. The provisions and the Agreement shall be deemed as a licensee’s license or recognition of any breach of the Agreement, and shall not be deemed as Party A’s right to waive action against existing or future breaches.

12.2 Party B shall be liable for repayment of all debts owed by Party A under the Agreement, when the Agreement it is legally invalid, or some of the terms hereof are invalid for whatever reason. In the event of the above case, Party A has the right to terminate the performance of the Agreement and may immediately recover from Party B all debts owed by it under the Agreement.

If the applicable laws and policy requirements change, resulting in increase in costs arising from Party A’s performance of obligations under the Agreement, Party B shall compensate Party A for the increased costs incurred by Party A.

12.3 Notices, requests or other documents related to the Agreement between Party A and Party B shall be sent in writing (including but not limited to letters, faxes, e-mails, Party A’s online banking, SMS or WeChat, etc.).

Party A’s contact address: No. 86, Tianyaoqiao Road, Xuhui District

E-mail: zhangzushi@cmbchina.com Fax number: ****

Contact mobile number: **** Entity WeChat number:

Party B’s contact address: 2-3/F, No. 1000 Tianyaoqiao Road, Xuhui District

E-mail: ****Fax number: ****

Contact mobile number: **** Entity WeChat number:

12.3.1 Where the delivery is made by hand (including but not limited to lawyer/notary’s delivery, express delivery, etc.), the recipient’s signature for receipt is deemed to be served (where the delivery is rejected by the recipient, it will be deemed to be served after seven days as of the date of rejection/return or date of being sent (whichever is earlier) ; if it is submitted by postal letter, it will be deemed to be served after 7 days of delivery; where the delivery is made by fax, email, Party A‘s online banking notice, SMS or WeChat and other electronic means, the date on which the sender’s corresponding system displays the successful transmission is regarded as the delivery date.

If Party A informs Party B of the transfer of claim or makes a collection of Party B by means of public announcement, it shall be deemed to have been served on the date of the announcement.

Any party that changes the contact address, e-mail address, fax number or mobile phone number or WeChat number shall notify the other party of the changed information within five working days from the date of the change; otherwise, the other party shall have the right to serve according to the original contact address or information. . If the delivery is unsuccessful because the contact address changes, the date of return or the 8th day after the date of delivery (whichever is earlier) will be deemed to be the date of delivery. The changer is responsible for the losses arising therefrom and does not affect the legal effect of the delivery.

12.3.2 The above contact address, e-mail address, fax number, mobile phone number and WeChat number shall be used as the delivery address of their respective notarization documents and judicial documents (including but not limited to the indictment/arbitration application, evidence, subpoena, responding notice, notice of proof, notice of court session, notice of hearing, judgment/arbitration, ruling, mediation, notice of performance within the deadline and other legal documents at the trial and execution stage, and the appellate court or notary office deliver the documents to the delivery address in the written method as agreed herein is considered as valid delivery (the specific delivery criteria are implemented in accordance with the provisions of Article 12.3.1 above).

12.4 The Parties agree that, with respect to each business application under the trade financing business, Party B shall affix the reserved seal according to the Authorization Letter of Reserved Seal provided by it to Party A, and the Parties shall recognize the validity of the signature.

12.5 The Parties unanimously agree that, if Party B submits various applications or business vouchers of credit business through the online corporate banking system, it shall be deemed as the true meaning of Party B. Party A has the right to fill in relevant business vouchers according to the application information sent online, and Party B recognizes its authenticity, accuracy and legality.

12.6 The written supplemental agreement reached between Party A and Party B on the matters not covered and changed of the Agreement and the specific contracts under the Agreement are appendixes to the Agreement and constitute an integral part of the Agreement.

12.7 In order to facilitate business processing, Party A’s various operations (including but not limited to the acceptance of applications, data review, release of loan, transaction confirmation, deduction, inquiry, receipt printing, collection, deduction of payment, etc. and various notifications) involving transactions may be handled by any business outlet within Party A’s jurisdiction which generates, signs or issues relevant letters,. the business operations and letters of the outlets within Party A’s jurisdiction shall be deemed to be binding upon Party B.

12.8 The Appendixes to the Agreement form an integral part of the Agreement and are automatically applicable to the specific business that actually occurs between the Parties.

12.9 The Agreement involves notarization (except for the enforcement of notarization) or other matters entrusting a third party to provide services, and the relevant expenses shall be borne by the entrusting party itself. If the Parties jointly act as the principal, they will bear 50% respectively. In the event that Party B cannot repay the debts owed by Party A under the Agreement, Party A shall bear all the expenses such as attorney fees, legal fees, travel expenses, announcement fees, and delivery fees incurred for realizing the claim. Party B authorizes Party A to directly deduct the money from Party B’s bank account in Party A. If there are any shortfall, Party B guarantees to repay the amount after receiving the notice from Party A, without Party A’s provision of any proof.

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Article 13 Applicable law and settlement of disputes

13.1 The conclusion, interpretation and settlement of disputes of the Agreement shall be governed by the laws of the People’s Republic of China (excluding laws in Hong Kong, Macao and Taiwan), and the rights and interests of the Parties shall be guaranteed by the laws of the People’s Republic of China.

13.2 The disputes arising during the performance of the Agreement by Party A and Party B shall be settled by the Parties through negotiation. Any Party may (choose “✓” in ☐ among three) after failure to reach an agreement:

☑ 13.2.1 Prosecute to the people’s court at the place where the Agreement is signed;

☐ 13.2.2 File an lawsuit to the people’s court at the locality of Party A;

☐ 13.2.3 Apply to the arbitration (fill in the name of the specific arbitration institution), with the place of arbitration located at.

13.3 After the Agreement and each specific contract have been processed by Party A and Party B for the notarization of the effect of enforcement, Party A may, in order to recover the debts owed by Party B under the Agreement and each specific contract, directly apply to the competent people’s court for enforcement.

Article 14 Effectiveness of the Agreement

The Agreement shall come into force after signed (or named) by the legal representative/main principal of Party A and Party B or their authorized agents and affixed with entity’s official seal or special contract seal, and shall expire automatically on the date of expiration of the credit period or on the date when all debts owed by Party B to Party A and all other related expenses are settled on the date of completion of the settlement (subject to the later one of the two)

Article 15 Supplementary provisions

The Agreement is made in quadruplicate, and Party A, Party B and the Guarantor and Shanghai Branch hold one copy respectively and have the same legal effect.

Appendix 1: Special Terms for Yin Guantong (Customs Taxes and dues Fees Payment Guarantee Business)

Appendix 2: Special Terms for Buyer/Import Factoring Business

Appendix 3: Special Terms for Order Loan Business

Appendix 4: Special Terms for Commercial Acceptance Bills

Appendix 5: Special Terms for Derivative Transactions

Appendix 6: Special Terms for the Gold Leasing Business

Appendix 7: Special Terms for Cross-Border Trade Financing Business

Appendix 1: Special Terms for Yinguantong (Customs Taxes and Fees Payment Guarantee Business)

Article 1 Party B applies to Party A for customs tax payment guarantee business within the credit line. Customs tax payment guarantee business refers that, Party B logins on the electronic port/Shanghai Oriental Electronic Payment Website to send online payment bank guarantee order to Party A. Within the credit limit, Party B will make a commitment on payment guarantee of tax payable to the Customs in the form of electronic payment guarantee documents through the electronic port/Shanghai Oriental Electronic Payment Website (where the payable tax of guarantee will be paid to the national treasury when the tax payment period expires, which is reflected in system, that Party A sends the information about “successful payment” to the electronic port / Shanghai Oriental Electronic Payment Website, to achieve the first customs clearance procedures of goods, and pay the taxes and fees of relevant import and export within the payment period stipulated by the Customs.

Party A’s advance payment (whether or not it occurs during the credit period) and related interest and expenses directly constitute Party B’s financing debts to Party A and are included in the scope of credit guarantee.

Article 2 Party B shall deposit a certain amount of funds in Party A as the margin according to the proportion requested by Party A (the account number shall be automatically generated or entered when the fund is deposited), and provide counter-guarantee for Party A’s tax payment guarantee.

Article 3 Party A shall issue an electronic payment guarantee document to the customs in the capacity of the Guarantor. Party B shall know and confirm that the electronic payment guarantee documents have the nature of independent Letter of Guarantee, and the guarantee liability assumed by Party A to the Customs is the guarantee of independence.

Article 4 Party B shall send a withholding order to Party A through the electronic port/Shanghai Dongfang Electronic Payment Website, and Party A shall make a payment guarantee commitment to the Customs according to the withholding order sent online by Party B. Party B grants Party A the right to deduct the principal and interest of the guarantee commitment from relevant margin accounts and the right to fill in the relevant business certificate according to the withholding instructions issued online.

The specific time and amount of Party A’s commitment to make each payment guarantee within the credit line shall be subject to the Party B’s online payment bank guarantee order (payment guarantee withholding order) received by Party A or saved by its online system. Party B must, during the credit period, send a payment guarantee withholding order to Party A, which will not be accepted by Party A beyond the period.

Party A shall determine the due date of the single payment guarantee commitment according to the “payment period” (i.e. “due date of taxable tax”) specified by the actual deduction order sent to Party A by the electronic port/Shanghai Dongfang Electronic Payment Website.

Article 5 Party B shall not use the credit line for handling the customs taxes and fees payment guarantee business for __ months. After that, Party A has the right to refuse to handle the business for Party B.

Article 6 Party B authorizes Party A that, when Party B’s tax payable expires, Party A has the right to directly deduct the payment from Party B’s account (including margin account) to Customs without notice to Party B or Party B’s consent. If the account amount is insufficient to pay, Party B guarantees that it will remit all the insufficient amount into the designated account of tax payment within 3 days before the due date of tax payable, for payment upon expiration. If Party B fails to make up the payment in time, Party A shall bear the obligation of payment guarantee commitment and shall have the right to recover from Party B after Party B paying the advance to national treasury, and shall have the right to collects liquidated damages from Party B according to the actual days at the annual interest rate __% from the date of the advance payment.

Article 7 Party A shall collect the guarantee fee from Party B on a quarterly basis according to the actual transaction amount of online payment bank guarantee business according to the __%/year rate standard.

Article 8 If Party B fails to fulfill its obligations under the Credit Agreement or this Appendix, or if any statement, commitment or guarantee made by it is untrue, Party A shall have the right to take the various measures for handling breach of contract as stipulated in the Credit Agreement, and shall be entitled to charge 100% margin from Party B in accordance with the total amount of the guarantee for which Party A has provided a payment guarantee commitment and no claim occurs.

Appendix II: Special Terms for the Buyer/Import Factoring Business

Article 1 Definition terms

1.1 The buyer/import factoring business refers to that Party A serves as the buyer/import factor . After the seller/export factor accepts the accounts receivable with Party B as the debtor of the accounts receivable under the business contract, to provide comprehensive factoring services including approved payments, collection of accounts receivable and management for the buyer/import factor.

Under the buyer/import factoring business, if Party B’s buyer’s credit risk occurs, Party A shall bear the payment obligation for approval to the seller/export factor; if there is a dispute during the performance of the business contract, Party A shall have the right to transfer the accounts receivable accepted to the seller/export factor.

1.2 The seller/export factor is the party who signs the factoring business agreement with the supplier/service provider (creditor of accounts receivable) under the business contract, and accepts the accounts receivable held by the creditors account receivable. Party A can act as both a buyer/import factor and a seller/export factor.

1.3 Disputes refer to Party B’s defense, counter-claim or offset or similar acts for accounts receivable accepted by Party A among the debtors of accounts receivable and Party B due to the disputes related to the goods, services, invoices or any other business contract, as well as third-party actions such claims for accounts receivable under the Agreement, and application for check, freezing and deduction; any receivables accepted by Party A due to non-buyer credit risk cannot be fully or partially realized, it is considered as a dispute.

1.4 Business contract: it refers to the transaction contract signed by Party B and the creditors of the accounts receivable for the purpose of commodity transactions and/or service transactions, with credit sales as the settlement method.

1.5 Approved payment/guaranteed payment means that, after Party B’s buyer’s credit risk occurs, Party A shall pay the corresponding amount of accounts receivable to the seller/export factor within a certain period after the due date of the accounts receivable.

Article 2 Upon Party B’s application, Party A agrees to handle the buyer’s factoring business for it within the credit line. The money and relevant expenses paid by Party A as the buyer’s factor for performing the approved payment liability shall be deemed as the credit issued to Party B under Party A’s Credit Agreement.

As long as Party A has transferred the accounts receivable during the credit period, Party A has the right to seek recourse from Party B in accordance with the Credit Agreement and the agreement of the business contract, even if Party A performs the approved payment liability within the credit period.

Article 3 Buyer/Importing Factoring Fee

Factoring fee: it refers to the business management fee that should be charged for the buyer/import factoring service provided by Party A. Party A shall charge the fees from Party B at a certain percentage of the amount of accounts receivable at the time of transfer and delivery, the specific rate standard is reasonably determined by Party A in accordance with its business rules.

Article 4 Party B shall waive the right to argue for disputes arising during the performance of the business contract. In view of this, regardless of whether there are other agreements, if Party B fails to pay out in accordance with the business contract, Party B shall be deemed to have the buyer’s credit risk, and Party A will make the approved payment. Moreover, Party B has no objection to this.

Appendix III: Special Terms for Order Loan Business

Article 1 The order loan business is that, Party A, based on the business contract (or project contract) signed by Party B and its downstream customers (payers), issues the loan business used for performance of the daily production and operation of the business contract (or performance of the project contract) sales return (or project payment) is the loan business of the first repayment source.

Article 2 Party B shall open a special account for the sale of goods under Party A’s business contract (or project contract). All sales under the business contract (or project contract) for applying for the order must be directly returned to the special account, and may not be used without the approval of Party A, and the special account may not be changed. Party B shall notify the payer that the account is the only account for the sales return. Party A has the right to deduct the funds from the special account for the repayment of the principal and interest, penalty interest and other related expenses of the order loan financing.

Article 3 When the following circumstances occur, Party A may immediately stop the use of Party B’s quota under the Credit Agreement, and take measures to deal with breach of contract in accordance with the Credit Agreement:

3.1 The downstream customers of Party B have delayed the payment for three consecutive periods, and Party A has reasonably judged that their financial situations have deteriorated, which is not conducive to protecting Party A’s claims;

3.2 Party B’s qualification as the supplier has been cancelled by the downstream customer. Party B’s supply of goods to the downstream customer is not timely, the quality of product supplied is unstable, and without the approval of downstream customers, the construction is not completed according to the agreed progress of the project contract, and the practice qualification of Party B is lowered, resulting in its qualifications not meeting the requirements of downstream customers, and Party A reasonably judges that Party B has operational difficulties, its financial situation has deteriorated, or the downstream customers’ collection is less than the total monthly repayment amount of Party B of each financing contract under the credit, or the downstream customers did not make a payment in installments in accordance with the project contract for the consecutive second period.

Appendix IV: Special Terms and Conditions for Commercial Acceptance Bills

Article 1 The business acceptance bills labeling business is a business in which Party Bdiscounts the commercial acceptance bill accepted by Party B or allows the holder to handle the discount at the any branch of China Merchants Bank (hereinafter referred to as “other discounted acceptance bank”). The holder (hereinafter referred to as the “discount applicant”) may apply to Party A or other discounted acceptance bank for discounting by virtue of the commercial acceptance bill. The discounted business occupies the credit line under the Agreement.

In view of the fact that Party A’s provision for Party B with acceptor’s discounted service of commercial acceptance bills is the precondition for other discounted acceptance banks to accept the ticket holder’s application for discounting. Other discounted accepting banks have the right to transfer the discounted bills to Party A after handling discount, Party A is obliged to accept the transfer, for Party A’s commercial acceptance bills accepted by Party A from other discounted acceptance banks, Party B commits that it will unconditionally pay the bill payment on the expiration date, and the Parties have no objection to this.

Article 2 The commercial acceptance bills mentioned in this article include both paper commercial acceptance bills and electronic commercial acceptance bills (hereinafter referred to as “e-commerce bills”), which includes both commercial acceptance bills with interest paid by discount applicants and commercial acceptance bills with interest paid by the buyer.

The discounted business of commercial acceptance bills with interest paid by the buyer is the discounted business of the bills when the commercial acceptance bills issued and accepted by Party B is discounted, the discount interest is paid by Party B.

Article 3 During the credit period, Party B must open a security account for commercial acceptance bill in Party A (the account number shall be generated or recorded by the Party A’s system when the margin is deposited), and deposit a certain amount into the margin account at the proportion required by Party A as the payment margin for the commercial acceptance bills that they have accepted by it and promised to be discounted by Party A.

Party B shall deposit the full amount of the bill payables in the margin account opened by Party A before the expiration of each commercial acceptance bill for payment of bills upon expiration.

Article 4 During the credit period, the discount applicant may apply to Party A for discount on the commercial acceptance bill accepted by Party B directly, or apply to other discounted acceptance banks for discount. Party A or other discounted acceptance banks have the right to conduct qualification examinations on discount applicants, and have the right to request Party B to conduct audit verification and decide whether to apply for discount at one’s sole discretion.

Other discounted acceptance banks have the right to endorse and transfer the commercial acceptance bills discounted to Party A in accordance with the relevant provisions of China Merchants Bank after the discount is handled. After Party A has discounted or accepted commercial acceptance bills from other discounted acceptance banks, Party B shall pay Party A unconditionally and in full and timely to the Party A when the payment is made by Party B.

Article 5 The opening and discounting of each e-commerce ticket shall be based on the business information stored in the PBOC electronic billing system, or the business records such as customer statements filled or printed accordingly. Party A’s business records are an integral part of the Agreement and have the same legal effect as the Agreement. Party B acknowledges its accuracy, authenticity and legality.

Article 6 Any dispute arising from the basic contract of the commercial acceptance bills discounted by Party A within the credit line shall be settled by Party B and the relevant parties; before each bill expires, Party B shall still be obliged to pay the margin and bill payment in full and in time in accordance with the foregoing agreement.

Article 7 If Party A has discounted the commercial bill accepted by Party B or has accepted the commercial bill accepted by Party B from other discounted acceptance banks, if Party B fails to deliver the bill payment in full before the expiration date of the commercial acceptance bill, Party A has the right to deduct the money from any deposit account opened by Party B at China Merchants Bank for payment. The advances made by Party A because Party B fails to make complete delivery and its balance of the account is insufficient, Party A shall collect the penalty interest from Party B at 0.05% of advances according to the relevant provisions of the Payment and Settlement Measures.

Appendix V: Special Terms for Derivative Transactions

Article 1 In respect of a derivative product transaction made with respect to Party A’s acceptation of Party B’s application, it may occupy a credit line according to a certain percentage of the nominal principal/transaction amount of the transaction, or when a floating loss occurs in the derivative product transaction, Party A may, according to the specific agreement of the Parties, add the occupation of Party B’s credit line (when each transaction occurs, Party A determines the amount of credit line to be specifically occupied according to the type, duration and risk of the transaction, and the risk degree coefficient of the business corresponding to the credit line deducted) the amount of the credit line actually occupied shall be subject to the records of the transaction documents such as the quota occupation notice and/or the transaction confirmation/certificate issued by Party A.

Article 2 Where there is a derivative transaction with a balance or loss during the credit period, regardless of whether the transaction occurred within the credit period, the credit line shall be occupied in accordance with the provisions of the preceding article.

Appendix VI: Special Terms on Gold Leasing Business

Article 1 “Gold leasing” business refers to the physical gold leased by Party A from Party B. After the expiration, Party B will return the gold with the same attribute as the cargo and the same quantity, and pay the lease fee to Party A in RMB on time.

Article 2 Party A may handle the gold leasing business for Party B within the credit period and the credit line according to the application of Party B. The physical gold leased by Party A shall occupy the credit line according to the agreed value of the gold lease agreement signed by the Parties and constitute the debts owed by Party B to Party A.

Appendix VII: Special Terms for Cross-Border Trade Financing Operations

Article 1 Cross-border linkage trade financing business refers to the cross-border trade financing business applied by Party B to Party A based on the real cross-border trade background between it and the overseas companies, which is provided by Party A and China Merchants Bank’s overseas institutions (hereinafter referred to as “linkage platform”) through the cooperation.

Article 2 The specific varieties of cross-border linkage trade financing business include: back-to-back letter of credit, entrusted issuance of certificate, entrusted overseas financing, bill payment, overseas credit of Letter of Guarantee and cross-border trade financing direct train. The specific meanings and business rules of each business variety are stipulated by specific business agreements.

Article 3 Under the back-to-back letter of credit, the parent certificate applied to be opened by Party B to Party A directly occupies the credit line under the Agreement. Under such the parent certificate, the documentary bill or advances (whether or not the credit period occurs) and the corresponding interest and expenses for Party A’s performance of the obligation to open the certificate constitute Party B’s financing debts owed by Party B to Party A and are included in the scope of credit guarantee.

Under the entrusted opening of certificate/entrusted overseas financing, Party A entrusts the linkage platform to accept the letter of credit applied to be opened by the overseas company or the trade financing provided according to the application of Party B, which occupy the credit line under the Agreement. If Party A issues the import collection documentary bills or the advance payment to Party B for external payment under the import collection, the documentary bill or advances (whether or not the credit period occurs) and the related interest and expenses for Party A’s performance of the obligation to open the certificate constitute Party B’s financing debts owed by Party B to Party A and are included in the scope of credit guarantee.

Under the bill payment, Party A shall directly occupy the credit line under the Agreement to add the payment for Party B’s acceptance bills according to the application of Party B. If Party B fails to cash the bills on time and in full, Party A has the right to directly advance the bills to be paid. Such advances (whether or not they occur during the credit period) and related interest and expenses are included in the scope of credit guarantee.

Under the overseas credit business of Letter of Guarantee, Party A directly occupies the credit line under the Agreement in accordance with the Letter of Guarantee/back-up letter of credit issued by Party B. After the overseas company transfers the collection interest (non-claim right) under the Letter of Guarantee to the linkage platform, if the linkage platform claims against Party A according to the Letter of Guarantee/ back-up letter of credit, advances (whether or not they occur during the credit period) constitute Party B’s financing debts owed by Party B to Party A and are included in the scope of credit guarantee.

Under the cross-border trade financing direct train business, after Party A’s application for approval of its trade financing, Party A’s trade financing provided directly to Party B by the linkage platform occupies the credit line under the Agreement. If Party B fails to repay the trade financing amount of the linkage platform on time and in full, Party A has the right to return it by way of documentary bill or advance, and the relevant documentary bills or advances (whether or not they occurs during the credit period) and related interest and expenses directly constitute Party B’s financing debts owed by Party B to Party A and are included in the scope of credit guarantee.

Special notes:

All terms of the Agreement (including attachments) are fully negotiated by the Parties. The Bank has drawn the attention of other parties to the provisions on exempting or restricting its liability, unilateral possession of certain rights, increasing the liability of other parties or limiting the rights of other parties, and has a comprehensive and accurate understanding on such provisions. The Bank has provided corresponding instructions to the above provisions at the request of other parties. The Parties to the contract have an understanding of the terms of the Agreement.

(There is no text hereunder)

(This page is the signing page of the Credit Agreement No. 9602190301)

Party A: (Seal)

China Merchants Bank Co., Ltd. Shanghai Tianyaoqiao Sub-branch (Seal)

Principal or authorized agent (Signature/Seal): Zhu Haoping (Seal)

Party B: (Seal)

Shanghai ECMOHO Health Biotechnology Co., Ltd. (Seal)

Legal representative / principal responsible person or authorized agent (Signature/Seal): Wang Ying (seal)

Signed on: March 12, 2019 Signing place: Xuhui District, Shanghai

Guarantee Cooperation Agreement

Numbering:    Year No. 9602190301

Guarantor: China Merchants Bank Co., Ltd. Shanghai Tianyaoqiao Sub-branch (hereinafter referred to as Party A)

Principal /Applicant: Shanghai ECMOHO Health Biotechnology Co., Ltd. (hereinafter referred to as Party B)

The Parties have entered into the Agreement by consensus in accordance with the relevant laws, regulations and rules and regulations. The Agreement is an agreement between Party A and Party B on the rights and obligations of the parties in handling the Letter of Guarantee business, but does not constitute any commitment by Party A to issue a Letter of Guarantee to Party B. Under the Agreement, Party B must apply for one Letter of Guarantee from Party A each time and Party A shall review and grant approval to the Letter of Guarantee one by one. After equal and voluntary consultations between the two parties, the parties agree as follows:

1. When Party B specifically applies for the issuance of a Letter of Guarantee, it is not necessary to sign a separate guarantee agreement with Party A, but it must submit an application for the issuance of a Letter of Guarantee to Party A, and Party A will approve and handle it one by one. Party A has the right to accept or refuse to issue certain letter or letters of guarantee business to Party B as the actual situation.

2. The application and opening of each Letter of Guarantee shall be based on the application for the Letter of Guarantee submitted by Party B and the Letter of Guarantee issued by Party A. (If the two are inconsistent, the Letter of Guarantee issued by Party A shall prevail.) The Letter of Guarantee application is an integral part of the Agreement.

3. If Party B applies for the opening of a Letter of Guarantee online, Party B shall submit an application for a Letter of Guarantee to Party A and sign it at the request of Party A. If Party B affixes a reserved seal to the application for the Letter of Guarantee, Party A and Party B shall approve the validity of the seal. Party B may submit all the information of the guarantee business through Party A’s online banking system, including but not limited to the application for Letter of Guarantee, trade background materials, etc., and the digital signature/electronic signature generated by digital certificate is used as a valid signature for applying for business. Party A has the right to fill in the relevant business documents according to the application information sent online, and Party B recognizes it can be authentic, accurate and legal.

4. Party B is aware that there may be more than one business under the Agreement. Party B may deposit the full amount of deposit at one time or deposit the deposit into the agreed margin account from time to time according to the requirements of the business, as a guarantee for the guarantee business.

When the beneficiary makes a claim against Party A in accordance with the guarantee, Party A shall not be required to notify or obtain the consent of Party B, and shall have the right to deduct the corresponding amount from Party B’s margin account and pay the beneficiary.

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Party B fully recognizes the above operation mode, and confirms that the deposit/deduction of deposit in the same margin account from time to time does not affect the specification of the deposit. Party B continues to provide guarantees for the Letter of Guarantee business with funds in the margin account.

The corresponding deposit/deduction of the specific margin and the corresponding relationship with the guarantee of the margin guarantee shall be subject to the business information/business records held by Party A. Party B recognizes the authenticity, accuracy and legality of such business information/business records.

5. Party B shall, at the request of Party A, provide Party A with the original of the following documents or a copy signed by the representative of Party B and stamped with the official seal to prove true and complete;

5.1 Party B and/or the sponsor’s business license of the legal person;

5.2 Party B and/or the Guarantor’s articles of association;

5.3 Full list of directors and signature samples;

5.4 Agree to Party B’s resolutions of the board of directors or shareholders’ meeting that Party B signs and implements the Agreement;

5.5 The contract signed by Party B or the Guarantor and the beneficiary; or the bidding documents of the beneficiary, the bidder’s bidding documents;

5.6 Party B’s financial statements and audit reports for the previous year, as well as the financial statements for the month prior to the application;

5.7 Ownership documents of collateral or pledge (if collateral or pledge);

5.8 Other information required by Party A.

The above procedures or materials are subject to Party A’s actual requirements and are the rights and obligations of Party A, and the completeness of the procedures or materials does not affect the validity of the Agreement.

6. Party B hereby declares, promises and guarantees to Party A as follows:

6.1 Party B is a legal entity formally established and validly existing in accordance with the laws of the People’s Republic of China, and has sufficient civil capacity to sign and perform the Agreement;

6.2 Party B has the legal qualification to sign and perform the Agreement, and the signing and performance of this contract has been fully authorized by the Board of Directors or any other authorized institution;

6.3 Party B or the Guarantor has the legal right to sign the contract with the beneficiary and has sufficient capacity to perform the contract signed with the beneficiary; Party B guarantees that Party B or the Guarantor will perform the contract signed with the beneficiary and is obliged to notify Party A the performance and problems incurred;

6.4 Party B accepts and approves the contents of the Letter of Guarantee issued by Party A to the beneficiary;

6.5 Party B guarantees that Party A will not suffer any damages and losses due to the issuance of the Letter of Guarantee (including the exchange rate loss suffered by the guarantee currency and the currency of the payment);

6.6 Party B unconditionally agrees that Party A shall handle all matters under the guarantee in accordance with the relevant laws and/or in accordance with international practice without any other agreement, and assume the responsibility arising therefrom;

6.7 Party B guarantees that when the beneficiary claims to Party A, Party B unconditionally assumes the first payment responsibility;

6.8 Party B guarantees that the items under the guarantee letter are in compliance with the relevant national laws and regulations and the legal requirements of anti-money laundering, counter-terrorism financing, anti-tax evasion, and comply with China Merchants Bank’s anti-money laundering policy. All economic and legal responsibilities arising from the project itself shall be borne by Party B and there is no association with Party A;

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6.9 Party B agrees to pay the full amount of the fees payable by Party A under the above guarantees in accordance with the provisions of the Agreement;

6.10 Party B agrees that Party A is only obliged to review the apparent authenticity of the claim documents, documents or certificates (hereinafter collectively referred to as “claim documents”) submitted by the beneficiaries under the guarantee, and is not responsible for the truthfulness of the facts stated in the claim documents;

6.11 Party B agrees that when the funds in the margin account are insufficient due to fluctuations in exchange rates or possible fluctuations or changes in the Letter of Guarantee, Party B will deposit sufficient funds from time to time as required by Party A. The funds shall be deemed to be specific from the date of deposit into the margin account and handed over to Party A’s possession. As Party B’s pledge guarantee for fulfilling the obligations under the Agreement, Party B shall not use the funds without Party A’s permission;

6.12 Party B agrees that Party A shall not be liable for any delays, losses, omissions or other errors in the process of handling the Letter of Guarantee, such as postal and telecommunications;

6.13 If Party B applies for Party A to open a subordinate Letter of Guarantee, Party B agrees that before the original of the Letter of Guarantee will be returned to Party A (or authorized agent of Party A) for cancellation, Party B has no right to request Party A to release the collateral under the application for the Letter of Guarantee/credit agreement or Party B’s credit line. Party A has the right to refuse the acceptance of such application by Party B without any liability to Party B;

6.14 Party B guarantees to submit Party A’s financial statements and other materials required by Party A on a quarterly basis.

7. Claims under the Letter of Guarantee

7.1 Party B irrevocably recognizes: If the beneficiary makes a claim against Party A, Party A has the right to independently judge whether the claim and the amount of the claim meet the guarantee agreement, Party A has the right to independently judge whether to pay or refuse to pay. Party A does not need to notify Party B in advance or obtain the consent of Party B before Party A pays externally or refuses to pay.

7.2 When Party A pays externally, Party A shall have the right to directly transfer funds from Party B’s margin account or other deposit account or entrust other financial institutions to deduct Party B deposits (in the margin or other deposit account) without notice or consent from Party B. (When the funds are different from the payment currency, Party A shall not be required to notify or obtain the consent of Party B, and shall have the right to handle the settlement and sale of foreign exchange / foreign exchange transactions to pay the beneficiary.) If the deposit in the Party B account is insufficient to repay, Party B guarantees that all the insufficient amounts will be remitted to the account designated by Party A within three working days after receiving the notice from Party A to be repaid.

7.3 When Party A pays externally to the beneficiary for the advancement of Party B due to the need to fulfill the guarantee obligation, if Party B’s balances in margin account and other deposit account are insufficient and Party B fails to make up the payment according to Party A’s notice, Party A has the right to dispose the collateral and pledge in accordance with the law, and has the right to seek recourse from Party B and its successors and assignees.

7.4 If Party A refuses to make the compensation, the compensation and/or liability for compensation arising from or that may generate from the refusal of compensation and related expenses (including but not limited to litigation or arbitration fees, etc.), whether or not exceeding the guarantee amount agreed in the Letter of Guarantee or the amount of Letter of Guarantee, will constitute Party B’s debts to Party A under the Agreement and will be included in the scope of guarantee for the relevant counter-guarantee measures that provide guarantees for the debts under the Agreement.

7.5 When the advance payment mentioned in the preceding article occurs, Party A is entitled to charge the liquidated damages from Party B according to the following criteria:

If the advances are given in RMB, the liquidated damages = the amount of the advances × the date of the advance payment and the number of days of the actual advance payment, the benchmark interest rate of the financial institution announced by the People’s Bank of China × 150% × actual days of advance payment/ 360; if is the advance is given in foreign currency, liquidated damages = amount of advances × LBOR for the same period × 130% ×actual days of advance payment / 360.

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Upon receipt of Party A’s notice of recovery, Party B shall immediately and unconditionally repay Party A the principal of the advance payment and interest, penalty interest, compound interest, liquidated damages and related expenses in full.

7.6 Party A has the right to collect the money from Party B by the means that it deems appropriate, including but not limited to fax, post, personal delivery, announcement in public media, etc.

7.7 Special agreement on an independent Letter of Guarantee

If Party B requests A to open an independent guarantee letter to the beneficiary, Party A has the right to independently review the claim documents based on the letter of guarantee. Whether the claim documents submitted by the beneficiary meet the requirements of the letter of guarantee shall be subject to the opinions of Party A. Party A is entitled to accept or reject the discrepancies in the claim form of the letter of guarantee. Where Party A believes that the documents submitted by the beneficiary meet the requirements of the Letter of Guarantee (including the case where Party A accepts the discrepancies in the claim documents), it has the right to directly deduct Party B’s account funds or advances for external compensation without prior notice to Party B or Party B’s consent.

In the event of any inconsistency between this article and other articles of the Agreement, the effect of this article shall prevail.

8. Modification and cancellation of the Letter of Guarantee

8.1 When Party B requests Party A to modify the contents of the Letter of Guarantee, Party A shall submit a written application for modification of Letter of Guarantee to Party A as required by Party A and provide corresponding guarantee/guarantee measures.

8.2 Party A has the right not to accept Party B’s application for modification/cancellation of Letter of Guarantee. Party B has known that the modification and cancellation of the Letter of Guarantee must be confirmed by the beneficiary in writing to be executed.

8.2 Party B may affix Party B’s reserved seal to the application for modification/cancellation of the Letter of Guarantee. Party A and Party B unanimously approve the validity of the seal.

9. Expenses

Party B shall pay Party A the expenses in accordance with the following provisions, and hereby authorizes that Party A shall have the right to deduct the expenses directly from Party B’s deposit account when any of the following expenses becomes payable. If the balance of the deposit is insufficient, Party B shall guarantee that, within seven working days after the receipt of notice from Party A, it will remit the insufficient amount to the account designated by Party A.

9.1 Guarantee fees

The handling fees of guarantee shall be subject to Party A’s standards when specific business is handled, and subject to the agreement of the application for the Letter of Guarantee.

9.2 Other expenses

9.2.1 If the agreement involves notarization (except for the enforcement of notarization) or other matters entrusting a third party to provide services, the relevant expenses shall be independently undertaken by Party B. If the Parties jointly act as the principal, they will bear 50% respectively.

9.2.2 Under the case that Party B cannot return/liquidate the debts (advances) owed by Party A under the Agreement, the attorney fees, legal fees, travel expenses, announcement fees, delivery fees, etc. for the realization of claim shall be borne by Party B in full.

10. Notice

10.1 Notices, requests or other documents related to the Agreement between Party A and Party B shall be sent in writing (including but not limited to letters, faxes, e-mails, Party A’s online banking, SMS or WeChat, etc.).

Party A’s contact address: No. 86, Tianyaoqiao Road, Xuhui District

E-mail: **** Fax No.: ****

Contact mobile number: **** Entity WeChat number:

Party B’s contact address: 2-3/F, No.1000 Tianyaoqiao Road, Xuhui District

E-mail: **** Fax number: ****

Contact mobile number: **** Entity WeChat number:

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10.1.1 Where the delivery is made by hand (including but not limited to lawyer/notary’s delivery, express delivery, etc.), the recipient’s signature for receipt is deemed to be served (where the delivery is rejected by the recipient, it will be deemed to be served after seven days as of the date of rejection/return or date of being sent (whichever is earlier) ; if it is submitted by postal letter, it will be deemed to be served after 7 days of delivery; where the delivery is made by fax, email, Party A‘s online banking notice, SMS or WeChat and other electronic means, the date on which the sender’s corresponding system displays the successful transmission is regarded as the delivery date.

If Party A informs Party B of the transfer of claim or makes a collection of Party B by means of public announcement, it shall be deemed to have been served on the date of the announcement.

Any party that changes the contact address, e-mail address, fax number or mobile phone number or WeChat number shall notify the other party of the changed information within five working days from the date of the change; otherwise, the other party shall have the right to serve according to the original contact address or information. If the delivery is unsuccessful because the contact address changes, the date of return or seven days after the date of being sent (whichever is earlier) will be deemed to be the date of delivery. The changer is responsible for the losses arising therefrom and does not affect the legal effect of the delivery.

10.1.2 The above contact address, e-mail address, fax number, mobile phone number and WeChat number shall be used as the delivery address of their respective notarization documents and judicial documents (including but not limited to the indictment/arbitration application, evidence, subpoena, responding notice, notice of proof, notice of court session, notice of hearing, judgment/arbitration, ruling, mediation, notice of performance within the deadline and other legal documents at the trial and execution stage, and the appellate court or notary office deliver the documents to the delivery address in the written method as agreed herein is considered as valid delivery (the specific delivery criteria are implemented in accordance with the provisions of Article 10.1.1 above).

11. Other matters

11.1 Party B confirms that Party A’s business operations under the Agreement (including but not limited to acceptance of applications, data review, opening of letters of guarantee, advances, confirmation of transactions, deductions, inquiries, printing of receipts, collections and deduction, collection of guarantees) and sending/receiving various types of notices, etc.) can be handled by any business outlet within the jurisdiction of Party A, and the business outlet can generate, issue or issue relevant letters, and the business operations and letters issued by any of the operating outlets within Party A’s jurisdiction shall be deemed as the behavior of Party A, and binding upon the Parties, and Party B has no objection to this.

11.2 If the format of the Letter of Guarantee is provided by Party B or the Guarantor and does not agree to adjust the contents of the Letter of Guarantee, but the content/nature of the Letter of Guarantee is inconsistent with the content/nature stated in the application for Letter of Guarantee submitted by Party B, Party B shall amend the application for the Letter of Guarantee / submit a new application for the Letter of Guarantee to ensure that the content/nature of the application for Letter of Guarantee and those in the Letter of Guarantee are consistent; otherwise, Party A has the right to refuse to accept the application for Letter of Guarantee opened by Party B.

11.3                             /

12. Applicable law and dispute resolution

The Agreement shall apply to and be governed by the laws of the People’s Republic of China In the course of performance of the Agreement, if any controversy or dispute occur, the Parties concerned shall first resolve such controversy or dispute through consultation. If such controversy or dispute cannot be resolved through consultation, it may be necessary to select one of them by means of “✓”:

(✓) “12.1 file a lawsuit to the People’s Court at the locality of Party A; or

(    ) 12.2 Apply to     /         Arbitration Commission for arbitration;

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13. The Agreement shall become effective from the date on which the Parties have the right to sign and affix the official seal of the entity/contract, and automatically apply to all the letters of guarantee issued by Party A for Party B after the signing of the Agreement. Any party intending to terminate the cooperation must notify the other party in writing in advance. The Agreement is automatically terminated after 30 days as of the day when the other party receives the notice, but the outstanding business that has occurred before the termination of the Agreement still applies to the provisions of the Agreement. The Agreement shall remain in force if either party terminates the Agreement without prior written notice to the other party.

14. According to relevant national financial laws and regulations, if Party A is suspected of money laundering, terrorist financing or economic sanctions, Party B is entitled to take corresponding trading restrictions (including but not limited to the termination of business handling, suspension of financial transactions, refusal of transfer, and conversion of financial assets).

Special Note:

All terms of the Agreement are fully negotiated by the Parties. The Bank has drawn the attention of other parties to the provisions on exempting or restricting its liability, unilateral possession of certain rights, increasing the liability of other parties or limiting the rights of other parties, and has a comprehensive and accurate understanding on such provisions. The Bank has provided corresponding instructions to the above provisions at the request of other parties. The Parties to the contract have an understanding of the terms of the Agreement.

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(This page is left for signature)

Party A (Seal):

China Merchants Bank Co., Ltd. Shanghai Tianyaoqiao Sub-branch (Seal)

Main responsible person or authorized agent (signature/seal):

Zhu Pinghao (seal)

Party B (Seal):

Shanghai ECMOHO Health Biotechnology Co., Ltd. (Seal)

Legal representative or authorized agent (signature/seal): Wang Ying (Seal)

Signed on: March 12, 2019

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2017 version

Shanghai Branch of China Merchants Bank Co., Ltd.

Maximum irrevocable Letter of Guarantee

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Maximum irrevocable Letter of Guarantee

No.: 9602190301

To: China Merchants Bank Co., Ltd. Shanghai Tianyaoqiao Sub-branch

In view of the fact that the Bank and Shanghai ECMOHO Health Biotechnology Co., Ltd. (hereinafter referred to as the “Applicant”) signed the “/Credit Agreement” numbered “9602190301” (hereinafter referred to as “the “Credit Agreement”), agreeing to provide the Applicant with a credit line (hereinafter referred to as “credit line”) totaling RMB15 million (including amount equivalent to other currencies) during the credit period stipulated in the Credit Agreement (hereinafter referred to as “credit period”, that is, during the determination period of claim).

Upon request by the Applicant, the Guarantor agrees to issue this Letter of Guarantee and voluntarily assumes joint and several liability for all debts owed to the Bank by the Applicant under the Credit Agreement. The specific guarantees are as follows:

1. This Letter of Guarantee is the maximum Letter of Guarantee.

1.1 During the credit period, the Bank may provide credit to the Applicants in batches. The types of specific credit business and the amount of credit, whether the use of the various types of credit business can be adjusted, and the specific conditions of use are subject to the approval of the Bank. During the crediting period, the Bank makes an adjustment to the original approval opinion according to the application of the Applicant, the subsequent approval opinions issued by the Bank constitute a supplement and change to the original approval opinion, and so on.

The expiration date of each specific business may be later than the expiration date of the credit period as stipulated in the Credit Agreement.

1.2 Upon the expiration of the credit period, if the loan, advance or other credit granted by the Bank to the Applicant still has a balance, the Guarantor shall be liable for the joint liquidation within the scope of the guarantee determined in Article 2 of this guarantee; before the expiration of the credit period, if the Bank seek recourse from the Applicant in advance according to the Credit Agreement and/or the specific contract provisions, the Guarantor shall also bear the joint guarantee responsibility within the scope of the guarantee determined in Article 2 of this Letter of Guarantee.

1.3 The commercial acceptance bills, letter of credit (including entrusted issuance of certificates, transfer of credit, the same as below), Letter of Guarantee, delivery guarantee letter, cross-border linkage trade financing and other credit business provided by the Bank for the Applicant during the credit period, even if no advances have been incurred upon the expiration of the credit period, but after the expiration of the credit period, the Bank actually incurred advances under the aforementioned business, and all the debts incurred by the Applicant shall be jointly and severally guaranteed by the Guarantor with the scope of guarantee as determined by Article 2 of the Letter of Guarantee.

The joint guarantee responsibility shall be borne within the scope of the guarantee determined in Article 2 of the Letter of Guarantee.

1.4 During the performance of each specific business under the “Credit Agreement”, the Bank and the Applicant shall reach an extension schedule or change the relevant terms on the time limit, interest rate and amount of each specific business, or the Bank shall grant the credit according to the credit period during the guarantee period. The agreement and/or the specific business agreement stipulate that the interest rate adjustment may be obtained without the consent of the Guarantor or the Guarantor, and the Guarantor shall approve it without affecting the guaranty liability of the Guarantor under this guarantee.

1.5 If the documents received by the Bank in the letter of credit business under the credit agreement have been discriminated by the Bank, but the Applicant accepts the discrepancies, the principal and interest of the debt incurred by the Bank based on the external acceptance or payment, the Guarantor The warranty liability shall still be borne in accordance with the provisions of this guarantee, and no defense shall be filed because the Bank accepts the discrepancy without obtaining the consent of the Guarantor or notifying the Guarantor.

1.6 The modification of the letter of credit, the Letter of Guarantee (or standby letter of credit) under the credit, the extension of the term of the letter of credit after the acceptance of the forward letter of credit or the commitment to pay the due date, etc., without the consent of the Guarantor or the notification of the Guarantor, and the Guarantor It is recognized that it does not affect the warranty liability of the Guarantor in accordance with this guarantee.

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1.7 The Guarantor confirms that the specific business agreement signed by the Bank and the Applicant for each specific business under the credit (whether a single agreement/application or a framework agreement) constitutes an integral part of the Credit Agreement. Agreement on rights and obligations arrangements involving specific businesses.

The Guarantor confirms that the specific amount, duration, use and other business elements of the actual credit business between the Bank and the Applicant are subject to the specific business agreement, the business vouchers produced by the Bank and the business records of the system.

1.8 In respect of the business of the Letter of Guarantee/customs tax payment guarantee/ticket guarantee paid by the applicant for application for use of credit granting, the transfer of the interest or interest of the relevant guarantee letter does not affect the warranty obligation of the Guarantor under this guarantee. The Guarantor promises not to raise any defense on this ground.

2. Guarantee scope

2.1 The scope of the guarantee provided by the Guarantor is the sum of the loan and other credit principal provided by the Bank to the Applicant within the credit line under the Credit Agreement (the maximum amount is RMB 15 million), and interest, penalty interest, compound interest, liquidated damages, factoring costs and other related expenses to realize claim. including but not limited to:

2.1.1 The balance of the loan principal and the corresponding interest, penalty interest, compound interest, liquidated damages and related expenses issued by the Bank in accordance with the specific contracts under the Credit Agreement;

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2.1.2 The principal of the advance payment and interest, penalty interest, compound interest, liquidated damages and related expenses made by the Bank for the Applicants due to the performance of the commercial bills, letter of credit, Letter of Guarantee/customs tax payment guarantee/ bill payment, delivery guarantee letter, etc. under the Credit Agreement, as well as the debts of the Applicants to the Bank formed by the factoring provided by the commercial bill accepted by the Applicants;

2.1.3 Under the factoring business, the claims of accounts receivable and the corresponding overdue liquidated damages (the overdue fines, fees) accepted by the Bank to the Applicant, and/or the basic purchase amount (basic acquisition amount) paid to the Applicant with the Bank’s own funds or other legal source funds and related factoring fees;

2.1.4 The balance of the advances and payment principal, interest, penalty interest, compound interest, liquidated damages and related expenses made by the Bank as entrusted in the trade finance business under the Credit Agreement;

2.1.5 Under the Credit Agreement, the Bank will handle the cross-border linkage trade financing business such as entrusted issuance of certificate, entrusted overseas financing or cross-border trade direct trains for the Applicants, the documentary bills or advances for return of the linkage platform financing (whether or not it occurs during the credit period) and the interest, penalty interest, compound interest, liquidated damages and related expenses are generated according to the specific business agreement;

2.1.6 After the Bank issues the letter of credit as requested by the applicant, the Bank entrusts other branches of China Merchants Bank to issue the letter of credit to the beneficiary, under the letter of credit, the advances made by the Bank for the Applicant for performance of obligation to issue the certificate and the import bills arising therefrom, the balance of the guaranteed debt for delivery and the interest, penalty interest, compound interest, liquidated damages and related expenses;

2.1.7 The Applicant’s all debts to the Bank under the derivatives transaction, gold leasing business, etc.;

2.1.8 The balance of the specific business under / (fill out the name of the agreement text here) previously signed by the Bank (or its affiliates) or / and the Applicant;

2.1.9 All expenses incurred by the Bank in recovering the debt from the Applicant (including but not limited to legal fees, attorney fees, announcement fees, delivery fees, travel expenses, etc.).

2.2 For the circulating credit, if the loan or other credit principal provided by the Bank to the Applicant exceeds the credit limit amount, the Guarantor shall not assume the guarantee responsibility for the portion of the credit balance exceeding the credit line, and shall be jointly and severally liable for the amount of the loan not exceeding the credit line or other portion of the credit principal and its interest, fines, compound interest, liquidated damages, related expenses, etc.

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Notwithstanding the foregoing, the Guarantor specifies that: even if, during the credit period, the balance of the loan or other credit principal provided by the applicant exceeds the amount of the credit line, however, when the Bank requires the Guarantor to assume the guarantee responsibility, the sum of the principal of various credits does not exceed the credit limit. The Guarantor may not raise a plea on the grounds of the foresaid agreement, and shall bear the joint and several guarantee responsibility for all credit principals and their interest, penalty interest, compound interest, liquidated damages, related expenses, etc. (specifically subject to the scope of Article 2.1).

2.3 During the credit period, the Bank handles the repayment for new loan, conversion of old loans or the debts under letters of credit, Letter of Guarantees, bills, etc. for the Applicants (regardless of such old loans, letters of credit, letters of guarantee, bills and other business occurs within or before the credit period), the Guarantor confirms that the debts arising therefrom is included in its scope of guarantee liability.

2.4 When an Applicant applies for import opening business, if the import bill is actually incurred under the same letter of credit, the import license and the import bill will occupy the same amount according to the different stages. That is, when the import bill business occurs, the amount recovered after the letter of credit is paid out is used for the import bill again, which is regarded as the same amount of the original import license, and the Guarantor confirms this.

3. Guarantee method

The Guarantor confirms that it is jointly and severally liable for all debts of the Applicant within the scope of the guarantee specified in Article 2. If the Applicant fails to timely repay the principal and interest and related expenses of the loans, advances and other credited debts owed to the Bank in accordance with the Credit Agreement and/or the specific contract, or when any other default event under the Credit Agreement and/or the specific contract, the Bank has the right to seek recourse from the Guarantor directly without first having to pursue or file a lawsuit against the Applicant. Even if all the debts of the guarantee Applicant under the Credit Agreement can be repaid in time and there is a separate mortgage or pledge or other guarantee, the Bank is also entitled to seek recourse from the Guarantor with respect to all the debts of the Applicant under the Credit Agreement, without handling the goods, or documents under the collateral, pledge or trade finance, and without recourse from other Guarantors.

The claim notice issued by the Bank is final and the Guarantor has no objection to this. The Guarantor agrees that, it will repay the Applicant all the debts under the Credit Agreement within five days after receiving the written notice of claim from the Bank, without any certificates or other documents issued from the Bank. Unless the obvious and major errors occur, the Guarantor accepts that the amount of money from the Bank’s claim is accurate.

The Bank has the right to urge the Guarantor to make a payment in a manner deemed appropriate, including but not limited to faxing, mailing, special person delivery, public announcements, etc.

4. Period of guaranteed liability

The period of guaranteed liability of the Guarantor is the period from the date of the effective date of this Letter of Guarantee to the maturity date of each loan or other finance under the Credit Agreement or the advance date of each advance payment plus another three years.

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For any specific credit extension, the warranty period will continue until the expiration of the extension period plus another three years.

5. Independence of Letter of Guarantee

This guarantee is independent, continuous and valid, irrevocable and unconditional, and is not affected by the Credit Agreement and the validity of specific contracts, and is not affected by any agreement or document signed between the Applicant and any entity/individual, will also have no change due to the Applicant’s fraud, reorganization, suspension, dissolution, liquidation, bankruptcy, merger (merger), separation, restructuring, expiration of the business period, etc., and is not affected by any time grace and extension given by the Bank to the Applicant or delay in the exercise of the right to recover the amount owed by the Applicant in accordance with the relevant agreement.

In the case of a mortgage, pledge guarantee or other Guarantor at the same time, the Bank shall be entitled to claim the security right separately, successively or simultaneously to the mortgagor/pledgor or Guarantor (including the Guarantor); the Bank’s waiver, change or release of the mortgage or pledge guarantee, or the change or release of the other Guarantor’s guarantee responsibility, or the delay of claiming the right to the mortgagor/pledgor or other Guarantor shall not affect the Guarantor’s guaranty liability under the Letter of Guarantee. The Guarantor is still obliged to bears joint and several liability for all credited debts owed by the Applicant to the Bank according to the Letter of Guarantee.

6. The Guarantor specifically states and guarantees the following:

6.1 The Guarantor is legally established, and a legal person with the Guarantor’s qualification, or other organization with the Guarantor’s qualification, or the Guarantor is a natural person with full civil capacity, and is willing to provide the guarantee with the assets owned or punishable by the Guarantor;

6.2 The Guarantor’s issuance of this Letter of Guarantee has been fully authorized or approved by the authorities including the higher authorities/board of directors;

6.3 The issuance of this Letter of Guarantee is the true meaning of the Guarantor, without factors of fraud or coercion;

6.4 Before the invalidation of this Letter of Guarantee, the total amount of all external guarantees (including foreign currency translation) of the Guarantor shall not exceed the total owner’s equity of the Guarantor;

6.5 Provide financial books/statements and annual financial reports to the Bank in a timely manner as required by the Bank, and promptly inform the Bank of the Guarantor’s major decisions and changes in the production, operation and management;

6.6 The financial information and all other documents provided by the Guarantor to the Bank are true and legal, and the legal representative or other responsible person of the Guarantor has unshakable legal responsibility for this;

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6.7 The letter of “guarantee” is issued according to the requirements of the Bank;

6.8 Any change in the business registration, organization structure, shareholding structure, business operation or financial status of the Guarantor, or debt restructuring, major related party transactions, etc., shall not affect the legal binding force of this guarantee to the Guarantor, such as the above changes The Guarantor is obliged to notify the Bank immediately if it may affect the ability of the Guarantor to perform this guarantee;

6.9 The successor or assignee of the Guarantor is bound by all the terms of this Letter of Guarantee. The Guarantor will not transfer the above warranty obligations without the written consent of the Bank;

6.10 The Guarantor fails to settle the guaranteed debts in accordance with the provisions of this Letter of Guarantee. The Bank has the right to freeze/deduct any funds of the accounts opened by the Guarantor opened at China Merchants Bank or entrust other financial institutions to freeze/deduct the funds of the accounts opened by the Guarantor in the institution (if the guaranteed debt is not RMB, the Bank has the right to purchase the exchange directly from the Guarantor’s RMB account according to the exchange rate announced by the Bank at the time of deduction), until all debts owed by the Applicant to the Bank under the Credit Agreement are paid off. The Bank is entitled to seek recourse for the shortfall from the Guarantor.

6.11 The Guarantor commits that during the validity period of the Credit Agreement, the equity of the Applicant held by the Guarantor will not add the pledge guarantee for the third party other than the Bank.

6.12                                                              /

7. Not considered a waiver

During the period of validity of this Letter of Guarantee, the Bank’s any tolerance, grace or delay in implementation of interests or rights to which the Bank is entitled within the Credit Agreement and the Letter of Guarantee shall not damage, influence or limit the interests and rights of the Bank as a creditor in accordance with the relevant laws and this Letter of Guarantee, nor can regard it as the Bank’s waiver of the right to take action against existing or future breaches.

8. Terms

Terms used in this Letter of Guarantee have the same meaning as those specified in the Credit Agreement unless otherwise expressly stated.

9. Notice

9.1 The Bank’s notices, requests or other documents related to the Letter of Guarantee shall be sent in writing (including but not limited to letters, faxes, e-mails, Party A’s online banking, SMS or WeChat).

Contact address of the Guarantor: No.1000, Tianyaoqiao Road

E-mail:     / fax number:         /

Contact mobile number:     / WeChat number:         /

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(When the Guarantor is the entity, the entity’s e-mail / WeChat number is retained; when the Guarantor is individual, the personal e-mail/WeChat number is retained)

9.2 Where the delivery is made by hand (including but not limited to lawyer/notary’s delivery, express delivery, etc.), the recipient’s signature for receipt is deemed to be served (where the delivery is rejected by the recipient, it will be deemed to be served after seven days as of the date of rejection/return or date of being sent (whichever is earlier) ; If it is served by postal letter, it will be deemed to be served after 7 days of delivery;

where the delivery is made by fax, email, Party A‘s online banking notice, SMS or WeChat and other electronic means, the date on which the sender’s corresponding system displays the successful transmission is regarded as the delivery date.

If the Bank notifies the Guarantor of the transfer of the Guarantor’s creditor’s right by way of announcement in the public media or urges the Guarantor to make a payment, it shall be deemed to have been served on the date of the announcement.

If the Guarantor changes the contact address, e-mail address, fax number or mobile phone number or WeChat number, it shall notify the Bank of the changed information within five working days from the date of the change; otherwise, the Bank shall have the right to make the delivery according to the original contact address or information. If the delivery is unsuccessful because the contact address changes, the date of return or the 8th day after the date of delivery (whichever is earlier)

will be deemed to be the date of delivery. The Guarantor bears the losses arising therefrom and does not affect the legal effect of the delivery.

9.3 The above contact address, e-mail address, fax number, mobile phone number and WeChat number shall be used as the delivery address of the Guarantor’s notarization documents and judicial documents (including but not limited to the indictment/arbitration application, evidence, subpoena, responding notice, notice of proof, notice of court session, notice of hearing, judgment/arbitration, ruling, mediation, notice of performance within the deadline and other legal documents at the trial and execution stage, and the appellate court or notary office deliver the documents to the delivery address in the written method as agreed herein is considered as valid delivery (the specific delivery criteria are implemented in accordance with the provisions of Article 9.2 above).

10. Transfer

Regardless of whether the claim of the maximum guarantee warranty is determined, the Bank transfers all the claims under the Credit Agreement to a third party, and the maximum guarantee is transferred to the transferee of the claim with right.

After the creditor’s rights guaranteed by this Letter of Guarantee are determined, if the Bank transfers part of the creditor’s rights, the guarantee right of the Guarantor will be transferred accordingly, and the Bank will jointly share the security interest to the Guarantor with the transferee with creditor’s right with the part of the creditor’s right untransferred and partially transferred. Before the creditor’s rights guaranteed by this Letter of Guarantee is determined, if the Bank transfers part of the creditor’s rights, the security interest will be transferred in part, and the maximum amount of the Bank’s main creditor’s right guaranteed by the original maximum guarantee will be reduced accordingly (that is, the maximum amount of the Bank’s main creditor’s right guaranteed by the original maximum guarantee deducting the amount of the creditor’s right partially transferred. After the main creditor’s right untransferred of the Bank is determined, the Bank will jointly share the security interest to Guarantor with the transferee with creditor’s right with the part of the creditor’s right untransferred and partially transferred.

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11. Other terms

11.1 The Guarantor confirms that the operations which the Bank handles the specific business for Applicant and the operations of the Bank involved in this Letter of Guarantee may be processed by any business outlet within the jurisdiction of the Bank, with relevant letters signed or issued. The business operations and letters of the outlets within the jurisdiction of the Bank shall be deemed to be binding upon the Parties.

11.2 /

12. Dispute and dispute resolution

The Letter of Guarantee applies to the laws of the People’s Republic of China (excluding Hong Kong, Macao, and Taiwan laws). Due to disputes and disputes arising from this guarantee, the Guarantor agrees to resolve the dispute resolution method as stipulated in the Credit Agreement.

13. Effectiveness of Letter of Guarantee

13.1 When the Guarantor is a legal person or other organization, this Letter of Guarantee shall take effect as of the date when the Guarantor’s legal representative/ principal responsible person or its authorized agent signs/caps the seal and affixes the Guarantor’s official seal/special contract seal.

13.2 When the Guarantor is a natural person, this Letter of Guarantee shall take effect as of the date of signature by the Guarantor.

14. Supplementary provisions

This Letter of Guarantee is made in quadruplicate, one for the Bank, responsible, Applicant, Guarantor and Shanghai Branch respectively, and has the same legal effect.

Special Note:

All the terms of the Letter of Guarantee have been explained by the Bank to the Guarantor. The Guarantor confirms that its understanding of the terms of this Letter of Guarantee is exactly the same as that of the Bank. At the same time, the Bank has brought the Guarantor’s attention to the terms of exemption or restriction of the Bank’s liability, the Bank’s unilateral possession of certain rights, the increase of the Guarantor’s liability or the limitation of the Guarantor’s rights, and a comprehensive and accurate understanding of it.

(There is no text hereunder)

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(This page is the signing page of the Maximum Irrevocable Letter of Guarantee numbered (9602190301)

Sign this column when the Guarantor is a legal person or other organization:

Guarantor:     (Seal)

Legal representative / principal responsible person or authorized agent (signed or sealed):

Main bank of deposit and account number:

Sign this column when the Guarantor is a natural person:

Guarantor (signature):

/s/ Jia Qingchun

/s/ Wang Ying

Name of Guarantor’s certificate:

Guarantor’s ID card No.:

Guarantor’s nationality:

Guarantor’s bank of deposit:

Guarantor’s settlement account:

Telephone:

Signed on: March 12, 2019

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